California Secretary of State

Business Programs Division
1500 11th Street, Sacramento, CA 95814

COYUCHI, INC.
1400 TENNESSEE STREET UNIT 1
SAN FRANCISCO, CA 94107

Business Amendment Filing Approved

July 21, 2022

Entity Name: COYUCHI, INC.
Entity Type: Stock Corporation - CA - General
Entity No.: 1521269
Document Type: Amendment
Document No.: BA20220548941
File Date: 07/15/2022

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B0842-9321 07/15/2022 5:00 PM Received by California Secretary of State

For Office Use Only
-FILED-
File No.: BA20220548941
Date Filed: 7/15/2022

P

CERTIFICATE OF AMENDMENT

TO THE FOURTH AMENDED AND RESTATED

ARTICLES OF INCORPORATION

OF

COYUCHI, INC.

The undersigned, Eileen Mockus and Ranjeet Bhatia, hereby certify that:

1. They are the duly elected and acting President and Chief Executive Officer, and Secretary, respectively, of Coyuchi, Inc., a California Company with California Entity Number 1521269 (the "***Company***").

2. Article IV, Section A of the Company's Fourth Amended and Restated Articles of Incorporation (the "***Articles***") is amended to delete such paragraph in its entirety and the following is substituted therefore:

"A. The Company is authorized to issue two classes of stock to be designated, respectively, "***Common Stock***" and "***Preferred Stock***." The total number of shares which the Company is authorized to issue is 91,700,000 shares, 48,600,000 shares of which shall be Common Stock (the "***Common Stock***") and 43,100,000 shares of which shall be Preferred Stock (the "***Preferred Stock***"). The Preferred Stock shall have a par value of $0.00001 per share, and the Common Stock shall have a par value of $0.00001 per share."

3. Article IV, Section C of the Company's Articles is amended to delete such paragraph in its entirety and the following is substituted therefore:

"C.

1. 1,100,000 of the authorized shares of Preferred Stock are hereby designated "***Series A Preferred Stock***" (the "***Series A Preferred***"), 5,500,000 of the authorized shares of Preferred Stock are hereby designated "***Series A1 Preferred Stock***" (the "***Series A1 Preferred***"), 16,000,000 of the authorized shares of Preferred Stock are hereby designated "***Series B Preferred Stock***" (the "***Series B Preferred***") and 1,900,000 of the authorized shares of Preferred Stock are hereby designated "***Series B1 Preferred Stock***" (the "***Series B1 Preferred***" and collectively with the Series A Preferred, the Series A1 Preferred and the Series B Preferred, the "***Series Preferred***").

2. Additional Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby authorized to fix the rights, preferences, privileges, limitations, designations, title and number of shares of each additional series of Preferred Stock, and each such series of Preferred Stock shall have such voting powers, full or limited, or no

voting powers, and such preferences and relative, participating, optional or other special rights, and such qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions providing for the issuance of such series of Preferred Stock as may be adopted from time to time by the Board of Directors prior to the issuance of any shares thereof pursuant to the authority hereby expressly vested in it, subject to any separate vote of the holders of Series A Preferred and Series B Preferred that may be required pursuant to Article IV, Section D, Subsection 2(b)(iii) and/or Article IV, Section D, Subsection 2(c)(iii), respectively, of these Articles of Incorporation. The Board of Directors is further authorized to increase or decrease (but not below the number of shares outstanding) the number of shares of any additional series of Preferred Stock subsequent to the issuance of shares of that series. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status of which they had prior to the adoption of the resolution originally fixing the number of shares of such series."

4. Article IV, Section D, Subsection 2(b)(i) of the Company's Articles is amended to delete such paragraph in its entirety and the following is substituted therefore:

"(i) Any amendment, alteration, or repeal of any provision of the Articles of Incorporation or the Bylaws of the Company (including any filing of a certificate of determination), whether by merger or consolidation or otherwise, in a manner adverse to the Series A Preferred (a "***Series A Preferred Adverse Change***"); provided, that an amendment to the Articles of Incorporation of the Company (including by filing a certificate of determination) to designate a new class or series of stock with rights, preferences or privileges junior to the Series A Preferred shall not be deemed a Series A Preferred Adverse Change;"

5. Article IV, Section D, Subsection 2(c)(i)(B) of the Company's Articles is amended to delete such paragraph in its entirety and the following is substituted therefore:

"(i) Any amendment, alteration, or repeal of any provision of the Articles of Incorporation or the Bylaws of the Company (including any filing of a certificate of determination), whether by merger or consolidation or otherwise, in a manner adverse to the Series B Preferred (a "***Series B Preferred Adverse Change***"); provided, that an amendment to the Articles of Incorporation of the Company (including by filing a certificate of determination) to designate a new class or series of stock with rights, preferences or privileges junior to the Series B Preferred shall not be deemed a Series B Preferred Adverse Change;"

6. Article IV, Section D, Subsection 4(h)(i)(B) of the Company's Articles is amended to delete such paragraph in its entirety.

7. This Certificate of Amendment to the Articles has been duly approved by the Board of Directors of the Company.

8. This Certificate of Amendment to the Articles has been duly approved by the required vote of shareholders in accordance with Sections 603, 902 and 903 of the California Corporations Code. The total number of outstanding shares of capital stock of the Company

B0842-9322 07/15/2022 5:00 PM Received by California Secretary of State

B0842-9323 07/15/2022 5:00 PM Received by California Secretary of State

entitled to vote with respect to this Certificate of Amendment to the Articles was 22,391,225, consisting of (i) 1,108,500 shares of Common Stock, (ii) 814,583 shares of Series A Preferred Stock, (iii) 4,766,537 shares of Series A1 Preferred Stock, (iv) 13,883,048 shares of Series B Preferred Stock and (v) 1,848,557 shares of Series B1 Preferred Stock. The number of shares voting in favor of this Certificate of Amendment to the Articles equaled or exceeded the vote required. The percentage vote required was (i) more than 50% of the outstanding shares of Common Stock, voting together as a single class, (ii) more than 50% of the outstanding shares of Preferred Stock, voting together as a single class, (iii) more than 50% of the outstanding shares of capital stock of the Company entitled to vote (voting together as a single class on an as-if converted basis), (iv) more than 50% of the outstanding shares of Series A Preferred Stock, voting separately as a single class, and (v) more than 50% of the outstanding shares of Series B Preferred Stock, voting separately as a single class.

The undersigned further declare under penalty of perjury under the Laws of the State of California that the matters set forth in this Certificate of Amendment to the Fourth Amended and Restated Articles of Incorporation are true and correct of our own knowledge.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment to the Fourth Amended and Restated Articles of Incorporation as of the 31st day of May, 2022.

Eileen Mockus
President and Chief Executive Officer

Ranjeet Bhatia
Secretary